Exhibit 23
AMERICAN FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of American Financial Group, Inc.:

Registration
Form	Number	Description
S-8	33-58827	Employee Stock Purchase Plan
S-3	333-102567	Dividend Reinvestment Plan
S-8	333-117062	Non-employee Directors Compensation Plan
S-8	333-184913	Non-employee Directors Compensation Plan
S-8	333-14935	Retirement and Savings Plan
S-8	333-91945	Deferred Compensation Plan
S-8	333-268292	Deferred Compensation Plan
S-8	333-125304	2005 Stock Incentive Plan
S-8	333-170343	2005 Stock Incentive Plan
S-8	333-184914	2005 Stock Incentive Plan
S-8	333-206291	2015 Stock Incentive Plan
S-3	333-253582	Shelf Registration

of our reports dated February 24, 2023, with respect to the consolidated financial statements and schedules of American Financial Group, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of American Financial Group, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of American Financial Group, Inc. and subsidiaries for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Cincinnati, Ohio
February 24, 2023
E-2